                                                             OMB APPROVAL
                                                      --------------------------
                                                      OMB Number:      3235-0059
                                                      Expires: February 28, 2006
                                                      Estimated average burden
                                                      hours per response...12.75

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14A-11(c) or 240.14a-12

                         PACKAGING DYNAMICS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         PACKAGING DYNAMICS CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                         PACKAGING DYNAMICS CORPORATION

                 NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                                                                  March 31, 2005

Dear Stockholders:

     It is a pleasure to invite you to attend the 2005 Annual Meeting of Stockholders of Packaging Dynamics Corporation to be held at the Company's offices, 2700 Apple Valley Road, Atlanta, GA 30319 on Wednesday, May 11, 2005, at 8:00 a.m. (Eastern time).

     Each item of business described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement will be discussed during the meeting and stockholders will have an opportunity to ask questions.

     IT IS IMPORTANT THAT YOU VOTE YOUR SHARES WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. We urge you to carefully review the Proxy Statement and to complete the enclosed proxy card. Please sign, date and return your proxy card in the envelope provided as soon as possible. If you do attend the meeting, your proxy can be revoked at your request in the event you wish to vote in person.

     I look forward to seeing you at the meeting.

                                          Sincerely,

                                          FRANK V. TANNURA
                                          Frank V. Tannura
                                          Chairman and Chief Executive Officer

                         PACKAGING DYNAMICS CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Packaging Dynamics Corporation (the "Company") will hold its 2005 Annual Meeting of Stockholders (the "Annual Meeting") on Wednesday, May 11, 2005 at 8:00 a.m. (Eastern time) at the Company's offices, 2700 Apple Valley Road, Atlanta, GA 30319, for the following purposes:

     1. To elect five directors to serve until the 2006 Annual Meeting of Stockholders.

     2. To consider and approve the Packaging Dynamics Corporation 2005 Long-Term Incentive Stock Plan for purposes of Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended.

     3. To consider any other matters that may properly come before the meeting.

     The Board of Directors has fixed March 16, 2005 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. An alphabetical list of stockholders of record, their addresses and number of shares owned by each will be available for examination for all purposes germane to the Annual Meeting at the Company's corporate headquarters from May 1, 2005 to May 10, 2005. The list will also be on display at the Annual Meeting.

     At the Annual Meeting, each share of common stock, par value $.01 per share, of the Company represented at the Annual Meeting will be entitled to one vote on each matter properly brought before the Annual Meeting.

                                          By Order of the Board of Directors,

                                          PATRICK T. CHAMBLISS

                                          Patrick T. Chambliss
                                          Secretary

March 31, 2005

                             YOUR VOTE IS IMPORTANT

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY.

                         PACKAGING DYNAMICS CORPORATION

                                PROXY STATEMENT

GENERAL

     The accompanying proxy is solicited by the Board of Directors of Packaging Dynamics Corporation (the "Company" or "Packaging Dynamics") for use at the 2005 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Wednesday, May 11, 2005 at 8:00 a.m. (Eastern time) at the Company's offices, 2700 Apply Valley Road, Atlanta, GA 30319, and at any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card will be mailed beginning on or about March 31, 2005 to give the holders of the Company's common stock, par value $.01 per share ("Common Stock"), of record on March 16, 2005 (the "Record Date") an opportunity to vote at the Annual Meeting. The Company's 2004 Annual Report to Stockholders accompanies this Proxy Statement.

     Each share of Common Stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the Annual Meeting. The Company's Amended and Restated Bylaws (the "Bylaws") require that the holders of a majority of the total number of shares entitled to vote be present in person or by proxy in order for the presence of a quorum for the transaction of business at the Annual Meeting.

     In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy card, signing and dating the card and returning it in the accompanying envelope. If no directions are given and the signed card is returned, then the proxy holders will vote the shares FOR the election of all listed nominees, FOR the proposal set forth in Item 2 in the Notice of Meeting, in accordance with the directors' recommendations on the other subjects listed on the proxy card and at their discretion on any other matters that may properly come before the meeting and any adjournments or postponements thereof. Abstentions may be specified on all proposals, but will have no effect on the outcome of the election of directors, as more fully described in "Nomination and Election of Directors."

     Pursuant to Delaware law, abstentions are treated as present for purposes of determining the presence or absence of a quorum and, therefore, will have the effect of a vote against a proposal that requires the vote of a majority of the votes cast by the holders of Common Stock present in person or by proxy and entitled to vote thereon. In situations where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"), the affected shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting but will not be included in the vote totals and, therefore, will have no effect on the outcome of the votes.

     On July 1, 2002, Ivex Packaging Corporation ("Ivex") was acquired by Alcoa Inc ("Alcoa"). Immediately prior to the closing of this transaction, Ivex distributed its 4,548,050 shares of common stock of Packaging Dynamics to its stockholders and certain of its option holders. In connection with this distribution, the Company's shares were accepted for quotation on the Nasdaq National Market System.

REVOCABILITY OF PROXIES

     Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequently dated proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any subsequently dated proxy or written notice revoking a proxy should be sent to the Secretary of Packaging Dynamics Corporation, at its executive offices at 3900 West 43rd Street, Chicago, Illinois 60632.

SHARES OUTSTANDING

     Only holders of record of Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of March 16, 2005, the Company had outstanding 10,542,505 shares of Common Stock. Each share of Common Stock is entitled to one vote. Packaging Investors, L.P. ("Packaging Investors") is a party to a stockholders agreement and owns approximately 38% of the Company's outstanding shares. Under the stockholders agreement, Packaging Investors has the right to designate a member of the Company's Board of Directors and the Company is required to obtain Packaging Investors' consent for certain corporate actions. See "Certain Relationships and Related
Transactions -- Stockholders Agreement."

SOLICITATION

     The Company will bear the entire cost of the solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy and any additional materials furnished to stockholders. Proxies may be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telecopy, but such persons will not be specially compensated for such service. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians that hold shares of Common Stock of record for beneficial owners for forwarding to such beneficial owners. The Company may also reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

     Your vote is important. Please return your marked proxy card promptly so your shares can be represented, even if you plan to attend the Annual Meeting in person.

CODE OF BUSINESS CONDUCT AND ETHICS

     The Company has adopted a Code of Business Conduct and Ethics that is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer, all employees of the Company's subsidiaries and each member of the Company's Board of Directors. The Code of Business Conduct and Ethics is available at the Company's website at www.pkdy.com under the heading "Investor Relations."

                      NOMINATION AND ELECTION OF DIRECTORS

     The Company's Bylaws provide that the Board of Directors will consist of not less than three nor more than fifteen members, the exact number to be determined from time to time by the Board of Directors in accordance with the Bylaws.

     The Board of Directors of the Company currently consists of five persons. At the Annual Meeting, stockholders will elect five directors.

     The Board of Directors' nominees are George V. Bayly, Phillip D. Harris, Anthony P. Scotto, Frank V. Tannura and William J. White. These nominees were approved by the Company's Nominating Committee. At the 2005 Annual Meeting, each director will be elected for a one-year term and will hold office until the 2006 Annual Meeting of Stockholders. In each case, the elected director will continue in office until such director's successor is elected and has been qualified, or until such director's earlier death, resignation or removal. The nominees were designated for election, pursuant to the Bylaws, by the Board of Directors of the Company. Each of the nominees has consented to serve as a director if elected.

     Packaging Investors has informed the Company that it intends to vote for each of the above named nominees as a director of the Company pursuant to the terms of the stockholders agreement.

     The Bylaws of the Company provide that directors will be elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of the shares represented in person or by proxy and entitled to vote thereon. With regard to the election of directors, votes may be cast for or withheld for each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast. Stockholders eligible to vote at the Annual Meeting do not have cumulative voting rights with respect to the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NAMED
                     NOMINEES AS A DIRECTOR OF THE COMPANY.

INFORMATION CONCERNING NOMINEES

     The following table sets forth the name and age of, and the recent business experience and certain other information with respect to the nominees.

                                                                                               TERM TO
NAME                                         PRINCIPAL OCCUPATION OR EMPLOYMENT          AGE   EXPIRE
----                                         ----------------------------------          ---   -------
                                                          NOMINEES
George V. Bayly......................  Mr. Bayly has served as a Director of the         62     2006
                                       Company since March 2002 and a member of the
                                       Packaging Holdings, L.L.C., the predecessor
                                       entity of the Company ("Packaging Holdings"),
                                       management committee since January 2001. Mr.
                                       Bayly served as interim Chief Executive Officer
                                       of U.S. Can Corporation from April 2004 to
                                       January 2005. He served as Chairman of the
                                       Board and Chief Executive Officer of Ivex from
                                       January 1991 until June 2002 when Ivex was
                                       acquired by Alcoa. Mr. Bayly is also Executive
                                       Chairman of U.S. Can Corporation and a director
                                       of General Binding Corporation and Huhtamaki
                                       Oyi.
Phillip D. Harris....................  Mr. Harris has served as a Director and           61     2006
                                       President of the Company since March 2002 and
                                       Chief Operating Officer of the Company since
                                       September 2004. He served as Chief Executive
                                       Officer of the Company from March 2002 to
                                       September 2004. He has served as President and
                                       Chief Executive Officer of Packaging Holdings
                                       since January 2001. Prior to his employment
                                       with the company, Mr. Harris was Vice President
                                       of Fort James Corporation, a consumer product
                                       and tissue manufacturer, from 1993 to 2001.
Anthony P. Scotto....................  Mr. Scotto has served as a Director of the        58     2006
                                       Company since March 2002. He also has served as
                                       a member of the Packaging Holdings management
                                       committee since November 1998 and was a
                                       director of Ivex from August 1995 until June
                                       2002 when Ivex was acquired by Alcoa. Since
                                       July 2004, Mr. Scotto has been a Managing
                                       Director of Roark Capital Group, an investment
                                       advisory firm. From September 1999 to June
                                       2004, Mr. Scotto was a Managing Director of Oak
                                       Hill Advisors, Inc., an investment advisory
                                       firm.

                                                                                               TERM TO
NAME                                         PRINCIPAL OCCUPATION OR EMPLOYMENT          AGE   EXPIRE
----                                         ----------------------------------          ---   -------
Frank V. Tannura.....................  Mr. Tannura has served as Chairman of the Board   48     2006
                                       since July 1, 2002, a Director of the Company
                                       since March 2002, Chief Executive Officer of
                                       the Company since September 2004 and as a
                                       member of the Packaging Holdings Management
                                       committee since November 1998. Mr. Tannura
                                       served as a director of Ivex from August 1999
                                       to June 2002, as an Executive Vice President
                                       and Chief Financial Officer of Ivex from
                                       February 1999 to June 2002 and Vice President
                                       and Chief Financial Officer from October 1989
                                       to February 1999.
William J. White.....................  Mr. White has served as a Director of the         66     2006
                                       Company since July 1, 2002. Mr. White was a
                                       director of Ivex from 1997 until June 2002 when
                                       Ivex was acquired by Alcoa, and has been a
                                       professor at Northwestern University since
                                       January 1998. Mr. White served as Chairman of
                                       the Board and Chief Executive Officer of Bell &
                                       Howell Company from February 1993 to December
                                       1997 and of Bell & Howell Operating Company
                                       from February 1990 to December 1997. He is also
                                       a director of Reader's Digest Association, Inc.

DETERMINATION OF DIRECTOR INDEPENDENCE

     The Board of Directors is required under the listing standards of The Nasdaq Stock Market, Inc. ("Nasdaq") to affirmatively determine the independence of each director and to disclose such determination in the proxy statement for each annual meeting of stockholders of the Company. The Board, at its meeting held on March 21, 2005, has determined that Messrs. Bayly, Scotto and White are independent directors as such term is defined in Rule 4200(a)(15) of Nasdaq.

MEETINGS OF THE BOARD OF DIRECTORS

     During the 2004 calendar year, the Company's Board of Directors held seven meetings. Each member of the Board of Directors was present for all of the meetings of the Board of Directors and all of the meetings held by all committees of the Board of Directors on which he served except for Mr. Bayly who did not attend one meeting of the Audit Committee.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors maintains an Audit Committee, a Compensation Committee and a Nominating Committee. The members of such committees are directors who are neither officers nor employees of the Company. During the 2004 calendar year, the Audit Committee held six meetings, the Compensation Committee held three meetings and the Nominating Committee which was established by the Company's Board of Directors in March 2004 did not meet.

     Audit Committee. The Audit Committee of the Board of Directors of the Company currently consists of Messrs. Scotto (Chairman), Bayly and White, each of whom is a non-employee director. This committee is directed to appoint and retain the independent auditors; review the scope and costs of the audit and non-audit services and the performance and independence of the independent auditors; oversee the annual audit and quarterly reviews and the Company's financial reporting process and internal controls; establish policies and procedures for the review of transactions with management and the treatment of complaints regarding accounting or auditing matters; and review legal and regulatory matters. The Audit Committee has a charter which was revised by the Company's Board of Directors in March 2004, a copy of which was attached as an appendix to the proxy statement for the 2004 Annual Meeting of Stockholders of the Company. Each member of the Audit Committee is an independent director as defined by Rule 4200(a)(15) of Nasdaq and the additional independence criteria set forth in Rule 4350(d) of Nasdaq. The Board has determined that Messrs. Bayly, Scotto and White are audit committee financial experts as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC based upon their business experience as described above under the caption "Information Concerning Nominees."

     Compensation Committee. The Compensation Committee of the Board of Directors of the Company currently consists of Messrs. White (Chairman) and Scotto, each of whom is a "non-employee director" of the Company as such term is defined in Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, each is an "outside director" as such term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). This committee is directed to review the Company's executive and senior management compensation plans and the respective goals and objectives of such plans; evaluate the performance of the executive officers; determine and approve, or recommend to the Board of Directors for its approval, the Chief Executive Officer's compensation; review the perquisites and other personal benefits to the Company's executive officers; review all equity-compensation plans; review and approve employment contracts with executive officers; and perform all duties that may be assigned to the committee under the terms of any compensation or other employee benefit plan. The Compensation Committee has a charter which was adopted by the Company's Board of Directors, a copy of which was attached as an appendix to the proxy statement for the 2004 Annual Meeting of Stockholders of the Company. Each member of the Compensation Committee is an independent director as defined by Nasdaq Rule 4200(a)(15) of Nasdaq.

     Nominating Committee. The Nominating Committee of the Board of Directors of the Company currently consists of Messrs. Bayly (Chairman), Scotto and White, each of whom is a non-employee director. This committee is directed to assist in identifying, recruiting and interviewing director candidates; reviewing the background and qualification of director candidates; and recommend to the Board of Directors director nominees. The Nominating Committee has a charter which was adopted by the Company's Board of Directors, a copy of which was attached as an appendix to the proxy statement for the 2004 Annual Meeting of Stockholders of the Company. Each member of the Nominating Committee is an independent director as defined by Rule 4200(a)(15) of Nasdaq.

THE COMPANY'S DIRECTOR NOMINATIONS PROCESS

     The Company's Board of Directors has, by resolution of the Board, adopted a Director Nominations Policy (the "Nominations Policy"). The purpose of the Nominations Policy is to describe the process by which candidates for possible inclusion in the Company's recommended slate of director nominees are selected. The Nominations Policy, as more fully described below, is administered by the Nominating Committee.

STOCKHOLDER NOMINATION OF DIRECTORS

     Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, consent and information provisions contained in the Company's Bylaws. The Company has an advance notice bylaw provision. In order for the director nomination to be timely, a stockholder's notice to the Company's secretary must be delivered to the Company's principal executive offices not less than 90 days nor more than 120 days prior to the anniversary of the date of the immediately preceding annual meeting of stockholders. In the event that the Company sets an annual meeting date that is not within 30 days before or after the date of the immediately preceding annual stockholders meeting, notice by the stockholder must be received no later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. The procedures described in the next paragraph are meant to establish an additional means by which certain stockholders can have access to the Company's process for identifying and evaluating director candidates, and is not meant to replace or limit stockholders' general nomination rights in any way.

     The Nominating Committee may also consider director candidates recommended by certain stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

     - the name of the stockholder and evidence of the person's ownership of Company stock, including the number of shares owned and the length of time of ownership; and

     - the name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director if selected by the Nominating Committee and nominated by the Board of Directors.

     The stockholder recommendation and information described above must be sent to the Secretary at the Company's executive offices and must be received by the Secretary not less than 120 days prior to the anniversary date of the Company's most recent annual meeting of stockholders. All director candidates (whether identified internally or by a stockholder) who, after evaluation, are then recommended by the Nominating Committee and approved by the Board of Directors, will be included in the Company's recommended slate of director nominees in its proxy statement.

MINIMUM QUALIFICATIONS OF DIRECTORS

     The Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate's specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company.

INTERNAL PROCESS FOR IDENTIFYING CANDIDATES

     The Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board -- for example, retirement as a CEO or CFO of a public company or exiting government or military service. The Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee may also consider candidates recommended by stockholders.

     Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating Committee requests information from the candidate, reviews the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The Committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

     The Board has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board (including without limitation the Chairman, or the non-management directors as a group), any Board committee or any chair of any such committee by mail. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Secretary" at the Company's executive offices.

     All communications received as set forth in the preceding paragraph will be opened by the Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

     In addition, it is Company policy that each of our directors are invited and encouraged to attend the Annual Meeting. All of our directors were in attendance at the 2004 Annual Meeting.

DIRECTORS' COMPENSATION

     During 2004, a retainer of $25,000 was paid to each of Messrs. Bayly, Scotto and White for their services from January 1, 2004 through December 31, 2004. In addition, pursuant to the 2002 LTIP, each of the non-employee directors received 5,000 non-qualified stock options on December 31, 2004 for services rendered during 2004. The options for services rendered by non-employee directors during 2004 allow such directors to purchase shares of Common Stock at an exercise price equal to the fair market value of Common Stock on the date of grant. Under the 2002 LTIP, each grant will vest as to 33 1/3% of the shares on the first three anniversary dates of the grant.

     During the first quarter of 2005, the Company engaged an independent consultant to conduct a study regarding the Company's director's compensation practices. Based on the findings of the study, the Company modified its director's compensation for 2005 to provide each non-employee director an annual retainer of $32,000 and to provide additional retainers of $7,500 to the Chairman of the Audit Committee and $3,000 to the Chairman of the Compensation Committee.

                                APPROVAL OF THE
                         PACKAGING DYNAMICS CORPORATION
                      2005 LONG-TERM INCENTIVE STOCK PLAN

     Subject to approval of the stockholders, the Board of Directors adopted the 2005 Long-Term Incentive Stock Plan (the "Plan") which provides for the reservation of 900,000 shares of common stock available for issuance thereunder.

     The Board of Directors believes that the availability of awards under the Plan enhances our ability to attract, motivate and retain the caliber of employees, officers, directors and consultants necessary for our future growth and success. As a result of prior award grants under the Company's 2002 Long-Term Incentive Plan, the number of shares of common stock available for future grants has been reduced to 17,199 shares as of the record date. The Board of Directors has determined that this number is insufficient to maintain the 2002 Long-Term Incentive Plan as an incentive device. The Board of Directors also believes that adopting a new plan will help us achieve our goals by keeping our incentive compensation program competitive with those of comparable companies. At the Annual Meeting the stockholders are being requested to approve the Plan.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally provides that publicly held companies may not deduct compensation paid to certain of our top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to "performance-based compensation." Options granted under the Plan are intended to constitute qualified performance-based compensation eligible for such exceptions, and we will continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements. We do not expect that amounts of compensation paid to our executive officers will fail to be deductible on account of Section 162(m).

     The following paragraphs summarize the more significant features of the Plan. The summary is subject, in all respects, to the terms of the Plan, the full text of which is set forth in Exhibit A attached hereto.

SUMMARY OF THE PLAN

PURPOSE AND ELIGIBILITY

     The purposes of the Plan is to attract, retain, and motivate our employees, officers, directors and consultants through the grant of stock options, stock appreciation rights, restricted stock and restricted units, performance awards or other awards granted or sold under the Plan (collectively referred to in this proxy statement as "incentive awards").

     All of our employees, officers, directors and consultants are eligible to receive incentive awards under the Plan if selected by the Compensation Committee (the "Committee") of our board of directors.

ADMINISTRATION, AMENDMENT AND TERMINATION

     The Committee is responsible for administering our Plan and is comprised of two persons appointed by our board of directors. All Committee members are both "independent directors" as defined by Rule 16b-3 under the Securities Exchange Act of 1934, and "non-employee directors" for purposes of Section 162(m) of the Code. The Committee has the authority to interpret the Plan, determine the terms and conditions of incentive awards and make all other determinations necessary and/or advisable for the administration of the Plan. The Committee may, with the consent of a participant, amend the terms of any existing incentive award previously granted to the participant, in a manner consistent with the Plan.

     The Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan; provided that no such amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if such approval is necessary to comply with any tax, securities or regulatory law or requirement with which the Board intends the Plan to comply; provided, further, that the Committee may not reduce the exercise price of outstanding options by amending the terms of such options without first obtaining approval from the Company's stockholders.

STOCK OPTIONS

     Stock options granted under the Plan may be incentive stock options intended to qualify under the provisions of Tax Code Section 422 ("ISOs") or nonqualified stock options ("NSOs") which do not so qualify. Subject to the Plan, the Committee determines the number of shares to be covered by each option and the conditions and limitations applicable to the exercise of the option. The Committee determines the exercise price of common stock that is subject to an option at the date the option is granted. The exercise price may not be less than the fair market value on the date of grant of the common stock subject to an option. The term of options will determined by the Committee, but may not exceed ten years from the date of grant, provided that the term of an ISO granted to a ten percent holder may not exceed five years from the date of grant. Payment of the exercise price may be made in cash, by exchanging shares owned by the optionee, by means of a cashless exercise procedure approved by the Committee, or by a combination of the foregoing.

STOCK APPRECIATION RIGHTS

     Stock appreciation rights ("SARs") granted under the Plan may either be alone or in conjunction with all or part of any incentive award under the Plan. Subject to the Plan, the Committee determines the number of shares to be covered by each SAR award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. An SAR granted under the Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of common stock over a specified price fixed by the Committee.

RESTRICTED STOCK AND RESTRICTED UNITS

     Restricted stock and restricted units granted under the Plan are nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in the Plan and in any statement evidencing the grant. Subject to the Plan, the Committee determines the number of shares to be covered by each restricted stock or restricted unit award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Participants with restricted stock generally have all of the rights of a stockholder. Restricted units will be paid in cash, shares or other securities or other property, as determined by the Committee.

PERFORMANCE AWARDS

     The Committee may grant performance awards, payable in cash, common stock or a combination thereof, with the terms and conditions determined by the Committee at the time of grant. The Committee determines the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount and kind of any payment or transfer to be made pursuant to any performance award.

OTHER STOCK AWARDS

     The Committee may grant other stock-based awards which consist of an award of shares or an award denominated or payable in, or otherwise based on or related to, shares. The Committee determines the terms and conditions of any such other stock-based award, including the price, if any, at which securities may be purchased pursuant to any other stock-based award granted under the Plan. The Committee may also provide a participant with dividends or dividend equivalents, payable in cash, shares, other securities or other property on a current or deferred basis.

SECURITIES SUBJECT TO PLAN

     If approved by stockholders, the aggregate number of shares of common stock reserved for issuance under the Plan will be 900,000 and the maximum number of shares available for the issuance of ISOs is 900,000. Shares subject to the unexercised portion of any incentive award that expires, terminates or is canceled and shares issued pursuant to an incentive award that we reacquire will again become available for the grant of further incentive awards under the Plan. The Plan provides that the maximum number of shares with respect to which incentive awards may be granted to any individual in any given calendar year is 200,000 shares, and the maximum dollar amount which may be awarded with respect to performance awards made in cash to any individual in any calendar year is $1,000,000 in the aggregate.

     In the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares, issuance of warrants or other rights to purchase shares, or other similar corporate transaction or event affects the shares such that an adjustment is determined by the Committee in its discretion to be appropriate, then the Committee may adjust any or all of
(i) the number of shares or with respect to which incentive awards may be granted, (ii) the maximum number of shares with respect to which incentive awards may be granted, (iii) the number of shares subject to outstanding incentive awards, and (iv) the grant or exercise price with respect to any incentive awards. In any such event, if deemed appropriate, the Committee may generally make provision for the early cancellation, expiration or termination of such incentive awards with or without consideration or consent.

     On March 16, 2005 the closing price of the Company's common stock on the Nasdaq National Market was $13.81 per share.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is for general information only and is based on the Federal income tax laws now in effect, which are subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be important to individual participants. Moreover, this summary does not address specific state, local or foreign tax consequences. This summary assumes that common stock acquired under the Plan will be held as a "capital asset" (generally, property held for investment) under the Code.

NONQUALIFIED STOCK OPTIONS

     A participant will generally not be subject to Federal income taxation upon the grant of an NSO. Rather, at the time of exercise of such NSO, the participant will recognize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income.

     If shares of Common Stock acquired upon exercise of an NSO (or upon untimely exercise of an ISO) are later sold or exchanged, then the difference between the sales price and the fair market value of the Common Stock on the date that ordinary income was recognized with respect thereto will generally be taxable as capital gain or loss.

INCENTIVE STOCK OPTIONS

     A participant is generally not subject to Federal income taxation upon the grant of an ISO or upon its timely exercise. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or of any parent or subsidiary of the Company at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled employee). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies (i) while in the employ of the Company or of any parent or subsidiary of the Company or (ii) within three months after termination of employment (or one year in the case of a disabled employee). The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs. (See "Certain Federal Income Tax Effects -- Nonqualified Stock Options.")

     If shares of common stock acquired pursuant to a timely exercised ISO is later disposed of, the participant will, except as noted below with respect to a "disqualifying disposition," recognize a capital gain or loss equal to the difference between the amount realized upon such sale and the option price. Under these circumstances, the Company will not be entitled to any deduction for Federal income tax purposes in connection with either the exercise of the ISO or the sale of the Common Stock by the participant.

     If, however, a participant disposes of shares of Common Stock acquired pursuant to the exercise of an ISO prior to the expiration of two years from the date of grant of the ISO or within one year from the date the Common Stock is transferred to him upon exercise (a "disqualifying disposition"), generally (i) the participant will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the Common Stock at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the option exercise price, and (ii) any additional gain recognized by the participant will be subject to tax as capital gain. In such case, the Company may claim a deduction for Federal income tax purposes at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income.

     The amount by which the fair market value of the Common Stock on the exercise date of an ISO exceeds the option price will be an item of adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Code.

EXERCISE WITH SHARES

     According to a published ruling of the Internal Revenue Service, if the option price upon exercise of an NSO is paid, in whole or in part, by delivering shares of stock already owned, the participant will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be subject to tax according to the rules described above for NSOs. (See "Certain Federal Income Tax Effects -- Nonqualified Stock Options.") With respect to shares acquired upon exercise which are equal in number to the shares surrendered, (i) such shares will be treated as exchanged for the shares surrendered in a non-taxable transaction, (ii) the basis of such shares will be equal to the basis of the shares surrendered, and (iii) the holding period of the shares acquired will include the holding period of the shares surrendered. With respect to the additional shares received upon exercise, (a) the participant will recognize ordinary income in an amount equal to the fair market value of such shares on the date of receipt, (b) the basis of such additional shares will be equal to the amount of income recognized, and (c) the holding period for such additional shares will commence after the date of receipt.

     The Treasury Department has issued proposed regulations that, if adopted in their current form, would appear to provide for the following rules with respect to the exercise of an ISO by surrender of previously owned shares of stock. If the shares surrendered in payment of the exercise price of an ISO are "statutory option stock" (including stock acquired pursuant to the exercise of an ISO) and if the surrender constitutes a "disqualifying disposition" (as would be the case, for example, if, in satisfaction of the option exercise price, the Company or the applicable subsidiary withholds shares which would otherwise be delivered), any gain realized on such transfer will be taxable to the participant, as discussed above. Otherwise, when shares of stock are surrendered upon exercise of an ISO, in general, (i) no gain or loss will be recognized as a result of the exchange, (ii) the number of shares received that is equal in number to the shares surrendered will have a basis equal to the basis of the shares surrendered and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period that includes the holding period of the shares exchanged, and (iii) any additional shares received will have a zero basis and will have a holding period that begins after the date of the exchange. If the participant disposes of any of the shares received within two years of the date of grant of the ISO or within one year after exercise, the shares with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

CAPITAL GAIN OR LOSS

     Net capital gain (i.e., generally, capital gain in excess of capital losses) recognized by a participant upon the sale of shares of common stock held for more than 12 months will generally be subject to tax at a rate not to exceed 20%. Net capital gain recognized from the sale of shares of common stock held for 12 months or less will be subject to tax at ordinary income rates.

NEW PLAN BENEFITS

     It is not possible to determine at this time the future incentive awards that will be granted under the Plan if it is approved by stockholders, and no incentive awards made under the Plan prior to the date of the Annual Meeting have been made subject to such approval.

VOTE REQUIRED

     Approval of the proposed 2005 Long-Term Incentive Plan for purposes of Sections 162(m) and 422 of the Internal Revenue Code, requires the affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted for purposes of determining the presence or absence of a quorum, and therefore, will have the same effect as a vote against this proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2
  TO APPROVE THE PACKAGING DYNAMICS CORPORATION 2005 LONG-TERM INCENTIVE PLAN

                              INDEPENDENT AUDITOR

     PricewaterhouseCoopers LLP has served as the Company's independent auditor since December 1998. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions of stockholders and to make a statement if they desire.

FEES PAID TO INDEPENDENT AUDITORS

     The following table presents fees and expenses for professional services rendered by PricewaterhouseCoopers LLP for the audit of Packaging Dynamics' consolidated financial statements for the years ended December 31, 2004 and 2003 and fees and expenses billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

                                             FISCAL YEAR ENDED DECEMBER 31,
                                       -------------------------------------------
                                               2004                   2003
                                       ---------------------   -------------------
                                          FEES      EXPENSES     FEES     EXPENSES
                                       ----------   --------   --------   --------
Audit Fees(1)........................  $  396,000   $14,000    $367,175   $22,288
Audit-Related Fees(2)................     526,846    35,640      13,000       485
Tax Fees(3)..........................     136,250     3,660     134,565     3,535
                                       ----------   -------    --------   -------
                                       $1,059,096   $53,300    $514,740   $26,308
                                       ==========   =======    ========   =======

-------------------------

(1) Audit Fees represents fees and expenses for the annual audit of the Company's consolidated financial statements and the review of the Company's interim financial statements.

(2) Audit-Related Fees represents fees and expenses for the annual audit of the Packaging Dynamics' 401(k) Plan, the closing balance sheet audit and due diligence services in connection with the Papercon acquisition.

(3) Tax Fees represents fees and expenses related to income tax compliance and consultation.

     The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors. All audit-related services, tax services and other services were pre-approved by the Audit Committee. The Audit Committee has determined that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with PricewaterhouseCoopers LLP's independence in the conduct of its audit services. The Audit Committee, in its discretion, may direct the appointment of a new independent accounting firm at any time during the fiscal year if the Audit Committee feels that such a change would be in the best interests of the Company and its stockholders.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, and as of March 16, 2005, by (i) each of the directors of the Company, (ii) each of the Named Executive Officers (as defined below) of the Company, and (iii) all executive officers and directors of the Company as a group. The information with respect to beneficial owners of more than 5% of the Common Stock is based on currently available Schedules 13D and 13G.

                                                              NUMBER OF SHARES
                                                              OF THE COMPANY'S
                                                                   COMMON        PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                            STOCK(1)(2)       OF CLASS
------------------------------------                          ----------------   ----------
BENEFICIAL OWNERS OF MORE THAN 5% OF COMMON STOCK
  Packaging Investors, L.P.(3)(4)...........................     3,985,561         37.42%
  J. Taylor Crandall(5).....................................     4,023,793         37.78%
  Gaby A. Ajram(6)..........................................       833,333          7.82%
  Corsair Capital Management LLC(7).........................       799,882          7.51%
  Steven Major(8)...........................................       839,182          7.88%
  Bricoleur Capital Management LLC(9).......................       683,285          6.42%
NAMED EXECUTIVE OFFICERS
  Frank V. Tannura..........................................       255,932          2.40%
  Phillip D. Harris.........................................       163,185          1.53%
  Randy L. Van Antwerp......................................         8,333             *
  Jeremy S. Lawrence........................................        29,454             *
  Patrick T. Chambliss......................................            --            --
NON-EXECUTIVE DIRECTORS
  George V. Bayly...........................................       185,523          1.74%
  Anthony P. Scotto.........................................        14,970             *
  William J. White..........................................         4,934             *
All directors and executive officers as a group (9
  individuals)..............................................     1,495,664         14.04%

-------------------------

 * Represents less than 1% of the outstanding shares of Packaging Dynamics common stock.

(1) To our knowledge, each stockholder has sole voting and investment power as to the shares shown unless otherwise noted.

(2) Shares beneficially owned include 10,000, 16,667, 8,333, 6,667, 2,334, 2,334 and 2,334 stock options granted under the 2002 LTIP to Mr. Tannura, Mr. Harris, Mr. Van Antwerp, Mr. Lawrence, Mr. Bayly, Mr. Scotto and Mr. White, respectively, that are currently exercisable or exercisable within 60 days after March 16, 2005.

(3) Packaging Investors is a party to a stockholders agreement containing obligations relating to, among other things, the nomination and election of members of the board of directors of Packaging Dynamics Corporation and the transfer of shares of the Company's common stock. See "Certain Relationships and Related Transactions -- Stockholders Agreement."

(4) The address of Packaging Investors is 201 Main Street, Suite 3100, Fort Worth, Texas 76102. The sole general partner of Packaging Investors is Group III 31, L.L.C., a Delaware limited liability company located at 201 Main Street, Suite 3100, Fort Worth, Texas 76102. J. Taylor Crandall is the sole member of Group III 31, L.L.C.

(5) Shares beneficially owned include 3,985,561 shares held by Packaging Investors (as discussed in footnote (4) above). J. Taylor Crandall is the sole member of Group III 31, L.L.C., which is the sole general partner of Packaging Investors. Mr. Crandall's address is c/o Group III 31, L.L.C., 201 Main Street, Suite 3100, Fort Worth, Texas 76102.

(6) The business address of Mr. Ajram is c/o Packaging Dynamics Corporation, 3900 West 43rd Street, Chicago, Illinois 60632. Mr. Ajram is currently a Vice President of the Company and President of Papercon, Inc., a wholly-owned subsidiary of the Company ("Papercon").

(7) Shares beneficially owned include 69,236 shares beneficially owned by Corsair Capital Management, LLC and 730,646 shares beneficially owned by various entities for which Corsair Capital Management, LLC is the investment manager. Mr. Jay R. Petschek and Mr. Steven Major are controlling persons of Corsair Capital Management, LLC. The address for Corsair Capital Management, LLC, Mr. Petschek and Mr. Major is c/o Corsair Capital Management, LLC, 570 Lexington Avenue, 12(th) Floor, New York, New York 10022.

(8) Shares beneficially owned include 799,882 shares held by Corsair Capital Management, LLC and entities for which it acts as investment manager (as discussed in footnote (6) above). Mr. Major's address is c/o Corsair Capital Management, LLC, 570 Lexington Avenue, 12(th) Floor, New York, New York 10022.

(9) Includes accounts managed on a discretionary basis by Bricoleur Capital Management LLC. The address of Bricoleur Capital Management LLC is 12230 El Camino Real, Suite 100, San Diego, California 92130.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the compensation paid by the Company to (i) the Company's chief executive officer, and (ii) each of the Company's four most highly compensated executive officers other than the chief executive officer whose annual salary and bonus exceed $100,000 and who were serving as executive officers of the Company at the end of 2004 (the "Named Executive Officers"), in each case for all services rendered during the fiscal years 2004, 2003, and 2002:

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL
                                             COMPENSATION(4)(5)        LONG-TERM COMPENSATION(6)(7)
                                             -------------------   ------------------------------------
                                                                                            ALL OTHER
                                              SALARY     BONUS     SECURITIES UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR     ($)        ($)         OPTIONS/SARS(#)         (8)($)
---------------------------           ----   --------   --------   ---------------------   ------------
Frank V. Tannura....................  2004   287,420    162,000            60,000             16,027
  Chairman of the Board and           2003   250,000     93,000            46,667              9,159
  Chief Executive Officer(1)          2002   125,000         --            55,094                270
Phillip D. Harris...................  2004   325,000    130,000            35,000             22,196
  President and                       2003   322,917    121,000            83,333             17,193
  Chief Operating Officer             2002   300,000         --           168,827              8,338
Randy L. Van Antwerp................  2004   211,250         --            25,000             11,692
  Vice President and General          2003   205,000     50,000            45,000              9,442
  Manager -- Food Packaging(2)        2002   203,260         --            56,304              1,246
Jeremy S. Lawrence..................  2004   196,250    100,000            25,000             12,292
  Vice President and General          2003   185,000     80,000            20,000              8,042
  Manager -- Specialty Laminations    2002   185,000     50,000            56,304              2,398
Patrick T. Chambliss................  2004   248,427     50,000            65,000                 81
  Vice President and
  Chief Financial Officer(3)

-------------------------

(1) Mr. Tannura became the CEO of the Company in September 2004. Mr. Tannura commenced employment with the Company on August 1, 2002.

(2) Effective March 31, 2005, Mr. Van Antwerp resigned as an executive officer of the Company.

(3) Mr. Chambliss commenced employment with the Company on September 14, 2004 and has an annual base salary of $200,000. Prior to his employment with the us, Mr. Chambliss was a consultant with the Company, and his salary in 2004 reflects the $188,555 consulting fee paid by the Company to Mr. Chambliss for services rendered during 2004.

(4) Includes amounts deferred pursuant to the Company's 401(k) Retirement Plan and Trust in 2002, 2003 and 2004 and the Company's Non-Qualified Deferred Compensation Plan in 2003 and 2004.

(5) The column designated by the Securities Exchange Commission (the "SEC") for the reporting of "Other Annual Compensation" has been deleted because no such compensation in 2002, 2003 or 2004 reached a level that required such disclosure.

(6) The column designated by the SEC pursuant to the applicable regulations for the reporting of "restricted stock awards" has been deleted because no restricted stock was awarded to any of the named executive officers.

(7) The column designated as "LTIP Payouts" by the SEC has been deleted because no such payouts were made by the Company to any of the named executive officers.

(8) The 2004 All Other Compensation column includes: (a) the Company's matching contributions under Packaging Dynamics' 401(k) Plan during fiscal 2004 as follows: $6,500 to Mr. Tannura; $6,500 to Mr. Harris, $6,500 to Mr. VanAntwerp and $6,500 to Mr. Lawrence; (b) the Company's matching contributions under the Packaging Dynamics Nonqualified Deferred Compensation Plan during 2004 as follows: $8,717 to Mr. Tannura, $11,340 to Mr. Harris, $3,950 to Mr. Van Antwerp and $4,550 to Mr. Lawrence; and (c) the Company's payment of certain group term life insurance benefits during fiscal year 2004 as follows: $810 for Mr. Tannura, $4,356 for Mr. Harris, $1,242 for Mr. Van Antwerp, $1,242 for Mr. Lawrence and $81 for Mr. Chambliss.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                 INDIVIDUAL GRANTS
                                  -------------------------------------------------------------------------------
                                                CLOSING
                                                MARKET      NUMBER OF       % OF TOTAL
                                               PRICE AT     SECURITIES     OPTIONS/SARS    EXERCISE
                                                 GRANT      UNDERLYING      GRANTED TO      OR BASE
                                     DATE        DATE      OPTIONS/SARS    EMPLOYEES IN      PRICE     EXPIRATION
NAME                               GRANTED     ($/SHARE)    GRANTED(#)    FISCAL YEAR(2)   ($/SHARE)      DATE
----                              ----------   ---------   ------------   --------------   ---------   ----------
Frank V. Tannura............ (1)  12/31/2004     14.40        60,000           16.3          14.40     12/31/2011
  Chairman and Chief
  Executive Officer
Phillip D. Harris........... (1)  12/31/2004     14.40        35,000            9.5          14.40     12/31/2011
  President and Chief
  Operating Officer
Randy L. Van Antwerp........ (1)  12/31/2004     14.40        25,000            6.8          14.40     12/31/2011
  Vice President and
  General Manager --
  Food Packaging
Jeremy S. Lawrence.......... (1)  12/31/2004     14.40        25,000            6.8          14.40     12/31/2011
  Vice President and
  General Manager --
  Specialty Laminations
Patrick T. Chambliss........ (1)  10/11/2004     14.28        40,000           10.9          14.28     10/11/2011
  Vice President and         (1)  12/31/2004     14.40        25,000            6.8          14.40     12/31/2011
  Chief Financial Officer


                               POTENTIAL REALIZABLE VALUE
                                 AT ASSUMED ANNUAL RATE
                              OF STOCK PRICE APPRECIATION
                                   FOR OPTION TERM(3)
                              ----------------------------
NAME                          0%($)     5%($)      10%($)
----                          ------   --------   --------
Frank V. Tannura............    0      351,735    819,692
  Chairman and Chief
  Executive Officer
Phillip D. Harris...........    0      205,179    478,153
  President and Chief
  Operating Officer
Randy L. Van Antwerp........    0      146,556    341,538
  Vice President and
  General Manager --
  Food Packaging
Jeremy S. Lawrence..........    0      146,556    341,538
  Vice President and
  General Manager --
  Specialty Laminations
Patrick T. Chambliss........    0      232,536    541,907
  Vice President and            0      146,556    341,538
  Chief Financial Officer

-------------------------
(1) The options specified in this row reflect each named executive officer's portion of the Company's stock options which were issued as part of the 2002 Long-Term Incentive Stock Plan. These options had an exercise price that was equal to the fair market value of Packaging Dynamics common stock on the grant date and will vest and become exercisable annually in equal one third portions over the three years after the grant date.

(2) Reflects the percentage of all options granted to all employees during the fiscal year ended December 31, 2004.

(3) The potential realizable dollar values shown represent the potential gains based upon annual compound annual price appreciation of 0%, 5% and 10% from the date of grant through the full option term. The dollar amounts under these columns are the result of calculations at the 0%, 5% and 10% rates established by the Commission and therefore are not intended to forecast possible future appreciation, if any, of the stock price of the Company.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                         NUMBER OF
                                                                         SECURITIES          VALUE OF
                                                                         UNDERLYING        UNEXERCISED
                                                                        UNEXERCISED        IN-THE-MONEY
                                              SHARES                    OPTIONS/SARS       OPTIONS/SARS
                                            ACQUIRED ON     VALUE       AT FY-END(#)       AT FY-END($)
                                             EXERCISE      REALIZED     EXERCISABLE/       EXERCISABLE/
NAME                                            (#)          ($)       UNEXERCISABLE     UNEXERCISABLE(1)
----                                        -----------    --------    -------------     ----------------
Mr. Frank V. Tannura....................        --            --       10,000/151,761      39,000/831,491
Mr. Phillip D. Harris...................        --            --       16,667/270,493    65,001/2,252,679
Mr. Randy L. Van Antwerp................        --            --        8,334/117,970      32,503/866,189
Mr. Jeremy S. Lawrence..................        --            --         6,667/94,637      26,001/643,191
Mr. Patrick T. Chambliss................        --            --             0/65,000             0/4,800

-------------------------
(1) The value of the unexercised options is based upon the difference between the closing price of $14.40 per share of Common Stock on the Nasdaq National Markets System on December 31, 2004 (the last trading day in 2004) and the option exercise price.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                           YEAR ENDED DECEMBER 31, 2004
                                     -------------------------------------------------------------------------
                                     NUMBER OF SECURITIES TO BE     WEIGHTED AVERAGE     NUMBER OF SECURITIES
                                      ISSUED UPON EXERCISE OF      EXERCISE PRICE OF     REMAINING FOR FUTURE
                                        OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,   ISSUANCE UNDER EQUITY
PLAN CATEGORY                           WARRANTS AND RIGHTS       WARRANTS AND RIGHTS     COMPENSATION PLANS
-------------                        --------------------------   --------------------   ---------------------
Equity compensation plans approved
  by security holders(1)...........          1,291,712                   $8.07                  31,199
Equity compensation plans not
  approved by security holders.....                 --                      --                      --
                                     -----------------            ------------           -------------
Total..............................          1,291,712                   $8.07                  31,199
                                     -----------------            ------------           -------------
                                     -----------------            ------------           -------------

-------------------------

(1) The 2002 LTIP was adopted on July 1, 2002 by the Company's shareholders immediately prior to Ivex's distribution of its Packaging Dynamics Corporation shares to Ivex's shareholders.

CERTAIN EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into a severance and change in control agreement with Mr. Tannura, dated January 23, 2003 and amended on October 1, 2004 and March 31, 2005 pursuant to which, if Mr. Tannura's employment is terminated without "cause" or for "good reason," he will be entitled to receive a lump sum payment on the date of termination equal to one times (or three times such amounts if such termination occurs after a change of control) the sum of his annual base salary and target bonus (which, under the 2004 Incentive Compensation Plan for Packaging Dynamics Executives, would be equal to 60% of his base salary as of December 31, 2005, provided certain financial targets are met), each as in effect immediately prior to the date of his termination (or, if higher, immediately prior to the first occurrence or circumstance constituting "good reason"). Mr. Tannura will also receive continuation of medical and dental benefits until the first anniversary (or third anniversary if such termination occurs after a change of control) of his termination or until covered by insurance with another employer, if sooner. If such termination occurs on or after (or within close proximity of) a "change in control," Mr. Tannura is also entitled to outplacement services for up to one year in an amount not to exceed $25,000. In addition, Mr. Tannura will receive gross-up payments for certain excise taxes, interest and penalties, if any, that may be imposed by Section 4999 of the Internal Revenue Code.

     The Company has also entered into a similar agreement with Mr. Harris, except that if Mr. Harris' employment is terminated without "cause" or for "good reason" after change of control, he will be entitled to receive a lump sum payment on the date of termination equal to two times the sum of his annual base salary and target bonus.

     The Company has entered into a severance agreement with each of Messrs. Lawrence, Van Antwerp and Chambliss, dated August 1, 2000, January 23, 2003 and October 1, 2004, respectively, pursuant to which, if any of such officer's employment is terminated without "cause" or for "good reason," such officer will receive a lump sum payment on the date of his termination equal to his base salary then in effect and continued participation in our medical plan until the first anniversary of his termination or until covered by insurance with another employer, if sooner.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Messrs. White (Chairman) and Scotto. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions) or as a member of the Board of another entity, one of whose executive officers served on the Compensation Committee or the Board of Directors of the Company.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                  EXECUTIVE COMPENSATION FOR FISCAL YEAR 2004

INTRODUCTION AND BACKGROUND

     The following report is provided in accordance with the rules of the SEC and covers compensation policies and employee benefit plans and practices applicable to the Company's executive officers, including the named executive officers, during 2004. The report has been approved by the members of the Compensation Committee.

     The Company's Compensation Committee is comprised of Messrs. White (Chairman) and Scotto, each of whom is a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and an outside director within the meaning of
Section 162(m) of the Code.

     The Compensation Committee held three meetings during 2004 and held one meeting during 2005 (as of March 16, 2005). In connection with the December 2004 meeting, the Company's Chief Executive Officer submitted recommendations to the Committee with respect to the award of stock options to the executive officers for 2004. Following a review of such recommendations, the Committee approved the 2004 stock option awards. In connection with the February 2005 meeting, the Company's Chief Executive Officer submitted recommendations to the Committee with respect to the payment of cash bonuses to the executive officers for 2004. Following a review of such recommendations, the Committee approved the 2004 cash bonus payments.

COMPENSATION PHILOSOPHY

     The Company's executive compensation program has been designed to attract, motivate, reward and retain the Company's executive officers by providing them with a competitive total compensation opportunity based upon performance, team work and the creation of stockholder value.

     The key elements of the Company's executive officer compensation program are designed to:

     - Create a direct link between executive officer compensation and the Company's financial and stock performance.

     - Provide a competitive base salary with an annual cash bonus opportunity directly linked to the Company's annual financial performance (the annual cash bonus awards vary significantly in correlation with the Company's financial performance and compensate the executive officers with superior cash compensation for superior financial results and below median level cash compensation for below average financial results). Cash bonus awards, at target levels of performance, are designed to be competitive with those companies which the Company believes are most likely to compete with the Company for the services of its executive officers.

     - Create a meaningful long-term cash incentive and/or stock option incentive directly linked to the Company's long term growth, financial success and stockholder return.

PROGRAM COMPONENTS

     Over the past three years, the Company has designed its executive officer compensation to include three basic components: (i) base salary, (ii) annual cash bonuses and (iii) stock option grants.

     The Company has established executive officer base salaries to be competitive with the salary levels for the executives at other similar companies identified by the Company, and has desired to provide an opportunity for total cash compensation (base salary plus annual cash bonus) to significantly exceed such levels upon the Company's achievement of certain predetermined, budgeted financial objectives such as earnings, cash flow and return on capital measures. In this way, the Company seeks to have a significant portion of each executive's annual cash compensation at risk.

     Under the 2002 Stock Option Plan, the Company established a stock option plan for its executive officers pursuant to which a meaningful number of stock options have been granted with the specific intent to directly align each executive's long-term financial interests with the financial interests of the Company's stockholders. To date, other than (a) options which were issued in connection with the termination of the 2001 LTIP and (b) the options granted on June 13, 2003 to non-employee directors which, as originally intended and disclosed in the 2003 Proxy Statement, have an exercise price equal to the fair market value of Common Stock on May 15, 2003, the day following the 2003 Annual Meeting of Stockholders, all of the stock options issued under this plan have had exercise prices equal to the fair market value of the underlying shares on the date of grant so that compensation is earned only through appreciation in the fair market value of the underlying shares. Generally, the Company expects to grant stock options on an annual basis (if warranted by the Company's growth and profitability) and individual grants are expected to be based on, among other things, the executive officer's responsibilities, individual performance and potential to contribute to the Company. To encourage an executive officer's long-term performance, stock options generally will vest over three years and will terminate seven years after the date of grant (option grants prior to December 31, 2003 had ten-year terms). The opportunity to own stock is considered an important component in an executive officer's compensation package.

     The Compensation Committee intends to continue this basic compensation philosophy by continuing to place a significant portion of each year's cash compensation at risk and by using stock option and cash long-term incentive grants as the primary element of long-term incentive compensation.

     The following is a discussion of the elements of the Company's 2004 executive officer compensation program, along with a description of the decisions and actions taken by the Committee with regard to 2004 compensation. Also included is a specific discussion of the decisions regarding Mr. Tannura's 2004 compensation for performing the duties of Chairman until September 2004 and the duties of Chairman and Chief Executive Officer thereafter and Mr. Harris' 2004 compensation for performing the duties of President and Chief Executive Officer until September 2004 and the duties of President and Chief Operating Officer thereafter. The tables and accompanying narrative and footnotes included in "Executive Compensation and Other Information" which precede this Committee report reflect the decisions covered by the discussions below.

BASE SALARY

     During 2004, the base salary level of Mr. Tannura and Mr. Harris were established by the Company's Board of Directors and the base salaries of the other executive officers, including the named executive officers, were recommended by Mr. Tannura or Mr. Harris for approval by the Compensation Committee. Salary payments in 2004 were made to compensate the executive officers for their on-going performance through the year. The Company's salary ranges and resulting salaries are based on a relative valuing of the duties and responsibilities of each executive officer position. Salary increases during 2004 were based upon consideration of each executive officer's performance and position.

ANNUAL CASH AND BONUS INCENTIVES

     The Executive Incentive Bonus Plan provides the executive officers of the Company with annual cash bonuses for outstanding individual performance contributing to the present and future success of the Company. The purpose of this plan is to link a significant portion of executive pay to both the Company's financial performance and to the attainment of certain defined key initiatives. Awards in the range of 0% to 100% of target levels were made under this plan for performance during 2004 to each of the Company's executive officers based on the achievement of certain predetermined financial goals for the year.

STOCK COMPENSATION

     The grant of stock options is designed to align the financial interests of the executive officers with the financial interests of the Company's stockholders. The stock options granted to the executive officers in 2004 under the 2002 LTIP have exercise prices equal to the fair market value of the underlying common stock on the date of grant so that compensation will be earned only through appreciation in the fair market value of the underlying common stock. During 2004, the individual grants of stock options reflected in the "Option/SAR Grants in Last Fiscal Year" table were based upon, among other things, each executive officer's responsibilities, individual performance and potential to contribute to the Company, and in order to encourage such executive officers' long-term performance, such stock options will vest over three years and terminate seven years after the date of grant.

BASIS FOR CHIEF EXECUTIVE OFFICER AND CHAIRMAN COMPENSATION

     During 2004, Mr. Tannura's and Harris' base salaries were established by the Board of Directors of the Company and were intended to provide each of them with a competitive salary to compensate each of them for their on-going performance throughout the year.

     Mr. Tannura received a bonus of $162,000 against a target of $225,000 and Mr. Harris received a bonus of $130,000 against a target of $195,000 under the Company's 2004 Executive Incentive Bonus Plan because the Company achieved certain pre-determined goals under such plan. During 2004, Mr. Tannura received 60,000 options under the 2002 Long-Term Incentive Stock Plan. During 2004, Mr. Harris received 35,000 options under the 2002 Long-Term Incentive Stock Plan. See "Executive Compensation and Other Information -- Option/SAR Grants in Last Fiscal Year".

COMPENSATION DEDUCTIBILITY POLICY

     The Board's policy with respect to the tax deductibility of compensation in excess of $1 million payable to each of the named executive officers is intended to comply with the requirements of Section 162(m) of the Code applicable to qualified performance-based compensation to the extent such compliance is practicable and in the best interest of the Company and its stockholders; however, there can be no assurances that executive officer compensation will comply with these requirements.

                                          COMPENSATION COMMITTEE

                                          William J. White, Chairman
                                          Anthony P. Scotto

                             AUDIT COMMITTEE REPORT

     The Audit Committee of Packaging Dynamics Corporation consists entirely of non-employee directors. The members of the Audit Committee meet the independence and experience requirements under the Nasdaq and regulations promulgated by the SEC (see "Nomination and Election of Directors -- Committees of the Board of Directors").

     The Audit Committee is directly responsible for the oversight of the Company's financial statements. Management is responsible for the preparation of the financial statements and the financial reporting process. The Company's independent auditors are responsible for expressing an opinion that the Company's audited financial statements are fairly stated in conformity with accounting principles generally accepted in the United States.

     In the performance of our oversight function, we have reviewed and discussed with the management of the Company the Company's audited financial statements as of and for the year ended December 31, 2004.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, by the Independence Standards Board, and have discussed with the independent auditors their independence. We have also considered whether the provision of non-audit services by the independent auditors was compatible with maintaining the auditors' independence.

     As a result of the review and discussion referred to above, the Audit Committee recommends to the Board of Directors the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

                                          AUDIT COMMITTEE

                                          Anthony P. Scotto, Chairman
                                          George V. Bayly
                                          William J. White

STOCK PERFORMANCE GRAPH

     The following graph compares the performance of the Common Stock with the performance of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index"), the Dow Jones Containers & Packaging Index (the "Dow Jones Packaging Index") and the Russell 2000 Index from the market close on July 1, 2002 to the market close on December 31, 2004. The graphs assume that $100 was invested on July 1, 2002 in each of the Company's common stock (at the public offering price), the S&P 500 Index, the Dow Jones Packaging Index and the Russell 2000 Index, and that all dividends were reinvested.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG PACKAGING DYNAMICS CORPORATION, THE
    S&P 500 INDEX, THE DOW JONES PACKAGING INDEX AND THE RUSSELL 2000 INDEX
                     FROM JULY 1, 2002 TO DECEMBER 31, 2004

                              (PERFORMANCE GRAPH)

                                                      7/01/02    12/31/02    12/31/03    12/31/04
Packaging Dynamics Corporation                         $100        $93         $149        $204
S&P 500 Index                                          $100        $91         $115        $125
Dow Jones Packaging Index                              $100        $98         $115        $136
Russell 2000                                           $100        $86         $124        $146

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ACQUISITION OF PAPERCON

     Pursuant to an acquisition agreement (the "Acquisition Agreement") dated August 6, 2004, Packaging Dynamics acquired 100% of the issued and outstanding shares of capital stock of 3141276 Canada Inc., the parent holding company of Papercon, Inc. ("Papercon"), from Mr. Ajram (the "Seller"). The acquisition closed on September 14, 2004. Prior to the Papercon acquisition, the Seller was not affiliated with the Company. Effective with the closing, the Seller became an officer of the Company. In connection with the Papercon acquisition, the Company entered into the Acquisition Agreement and several related agreements with the Seller. Certain of these agreements obligate the Company to make payments to, or take other action for the benefit, of the Seller as discussed below.

     Pursuant to the Acquisition Agreement, Packaging Dynamics acquired Papercon for aggregate consideration of approximately $66,421, net of $22,650 of cash acquired. The purchase price is subject to adjustment to the extent that the net assets of Papercon (as defined in the Acquisition Agreement) are less than $33,500.

     The Company issued a $7,000 two year Seller Note to the Seller which is due and payable on September 14, 2006. The principal amount payable under the Seller Note will accrue interest at a rate of 5% per year, which will be due and payable in cash on a quarterly basis. The Company has the right to set-off against its payment obligations under the Seller Note for the full amount of any indemnification obligations required to be paid by the Seller under the Acquisition Agreement. Events of default under the Seller Note would include the Company's failure to make any payment that is not subject to a claim for set-off, a material breach of any of the Company's representations and warranties under the Seller Note that are not cured within 30 days of notice of such breach and the bankruptcy or general insolvency of the Company. In addition, a default by the Company under the Non-Competition Agreement would constitute a cross-default under the Seller Note. In the event of a default and upon written notice of the Seller (except in the case of default due to the bankruptcy or general insolvency of the Company, in which case written notice is not required), the balance of consideration due under the Seller Note would become immediately due and payable and would also accrue interest at a rate of 12% per year until such time as the event of default is cured by the Company (or waived by the Seller) or all amounts due are paid in full.

     In connection with the Seller Note, the Seller entered into an intercreditor agreement with Bank of America, the administrative agent for the Company's credit facility, pursuant to which payments under the Seller Note are subordinated to payments under the Company's senior credit facility, as amended.

     The Company entered into a Non-Competition Agreement with the Seller which provides, among other things, that for a period of ten years following the closing of the Acquisition, the Seller may not own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, or render services for any other person or entity in any similar or competitive business as Packaging Dynamics and its subsidiaries (including Papercon) anywhere in the United States and Canada. Also, during this period, the Seller may not without the prior written consent of the Company, solicit or advise any customer or vendor of the Company to patronize a competitive business or curtail or withdraw their business with the Company or solicit for employment any person employed by the Company. The Company is required to make twelve (12) equal quarterly payments of $333 to the Seller under the Non-Competition Agreement commencing in December 2004. The Company has the right to set-off against its payment obligations under the Non-Competition Agreement the full amount of any indemnification obligations required to be paid by the Seller under the Acquisition Agreement. A failure by the Company to make any payment under the Non-Competition Agreement that is not subject to a claim for set-off, so long as the Seller has not breached the Non-Competition Agreement, would constitute an event of default. Additionally, the failure to pay any amount of principal or interest due under the Seller Note would constitute a cross-default under the Non-Competition Agreement. In the event of a default and upon written notice of the Seller, the balance of consideration due under the Non-Competition Agreement would become immediately due and payable and would also accrue interest at a rate of 12% per year until such time as the event of default is cured by the Company (or waived by the Seller) or all amounts due are paid in full.

     In connection with the Papercon acquisition, Papercon entered into a new lease (the "Lease") with respect to its Atlanta headquarters and facilities, effective as of September 14, 2004, with GHGA Properties, L.P. (the "Landlord"), a limited partnership wholly-owned and controlled by the Seller. The initial term of the Lease is five years and has options to renew for three additional five-year terms. The monthly rent for the initial and first renewal terms has been fixed at $49 and $52, respectively, with the subsequent renewal terms to be set at the market rate as agreed upon by the parties. The payment and performance of the obligations arising under the Lease are guaranteed pursuant to a separate guaranty by the Company in favor of Landlord. This arrangement was amended during the fourth quarter of 2004 and is reflected in the Company's financial statements as an operating lease.

REGISTRATION RIGHTS AGREEMENT

     In connection with the Company's acquisition of Papercon, the Company entered into a registration rights agreement with Mr. Ajram on September 14, 2004. Pursuant to this agreement, Mr. Ajram has the right, under certain circumstances, to require the Company to register his shares of Packaging Dynamics common stock for sale in the public markets. Mr. Ajram also has piggyback registration rights to include his shares in any registration statement which the Company files on its own behalf (other than for employee benefit plans and business acquisitions or corporate restructurings) or on behalf of other stockholders. In addition, until the date on which Mr. Ajram ceases to own at least 5% of the outstanding shares of the Company's common stock, at each annual meeting of stockholders, the Company has agreed to nominate or cause to be nominated Mr. Ajram for election to the board of directors of the Company. Mr. Ajram and Packaging Investors have agreed that until the date (a) on which Packaging Investors ceases to own at least 20% of the outstanding shares of common stock, Mr. Ajram will vote any shares of common stock then owned by him to nominate and elect the individual designated by Packaging Investors for election to the board of directors of the Company and
(b) on which Mr. Ajram ceases to own at least 5% of the outstanding shares of common stock, Packaging Investors will vote any shares of Common Stock then owned by it to nominate and elect Mr. Ajram for election to the board of directors of the Company. Mr. Ajram has agreed not to stand for election to the board of directors of the Company at the 2005 Annual Meetings of Stockholders as the additional independent director who would be required by the Nasdaq rules upon his election has not yet been identified.

     DCBS Investors, LLC, CB Investors, LLC and Packaging Investors entered into a registration rights agreement with the Company on July 1, 2002, which was amended on October 23, 2002 to include Thomas J. Wolf with respect to the piggyback registration rights described below and which was further amended on September 14, 2004 to provide for the piggyback registration rights granted to Mr. Ajram as described above. Pursuant to this agreement, these stockholders (including their respective member or partner transferees), except for Mr. Wolf, have the right, under certain circumstances, to require the Company to register their shares of Packaging Dynamics common stock for sale in the public markets.

     These stockholders (including their respective members or partner transferees) also have piggyback registration rights to include their shares in any registration statement which the Company files on its own behalf (other than for employee benefit plans and business acquisitions or corporate restructurings) or on behalf of other stockholders.

     In addition, these stockholders (including their respective members or partner transferees), other than Mr. Wolf, have the right to request the Company to register their shares of Packaging Dynamics common stock on a short-form S-3 registration statement on up to three occasions.

STOCKHOLDERS AGREEMENT

     Packaging Investors, DCBS Investors and CB Investors entered into a stockholders agreement with the Company. On December 12, 2003, DCBS Investors and CB Investors distributed all of their shares of Packaging Dynamics common stock to their respective members on a pro rata basis. DCBS Investors, CB Investors, Packaging Investors and the Company entered into an agreement on January 15, 2004 to terminate all of the rights of DCBS Investors and CB Investors under the stockholders agreement.

     The stockholders agreement provides for Packaging Investors to designate a member of the Company's board of directors on the following terms:

     - Until the date on which Packaging Investors ceases to own at least 20% of the outstanding shares of the Company's common stock, the Company will, at each annual meeting of stockholders, nominate or cause to be nominated one individual designated by Packaging Investors for election to the board of directors.

     Until the date when Packaging Investors ceases to own 33% of the outstanding common stock of the Company, the Company is prohibited by the stockholders agreement from engaging in, or entering into an agreement to engage in, any of the following without the consent of Packaging Investors:

     - any creation, incurrence, guarantee, refinancing or assumption of indebtedness by Packaging Dynamics or any subsidiary in excess of $15 million;

     - any acquisition of any business, assets (other than the procurement of assets in the ordinary course of business), securities of, or investment in, or loan or advance to, any person (other than any loans, advances or contributions to any wholly-owned subsidiaries), by Packaging Dynamics or any subsidiary, in any transaction or series of related transactions, in an aggregate amount exceeding $10 million;

     - any transfer of assets in excess of $10 million by Packaging Dynamics or any subsidiary (other than in the ordinary course of business and transfers to a wholly-owned subsidiary);

     - the issuance by Packaging Dynamics or any subsidiary of any equity securities, except pursuant to the 2002 LTIP;

     - any merger, consolidation, amalgamation, recapitalization or other form of business combination, or any liquidation, winding up or dissolution of Packaging Dynamics or any material subsidiary (other than a merger of any wholly-owned subsidiaries with and into each other or Packaging Dynamics);

     - Packaging Dynamics or any subsidiary engaging in any business other than any of the businesses conducted by Packaging Dynamics or a subsidiary on the date of the stockholders agreement;

     - any material amendment to the certificate of incorporation or bylaws of Packaging Dynamics or any similar constituent documents of any subsidiary;

     - any dividend or distribution with respect to, or any redemption or repurchase of, any equity securities of Packaging Dynamics;

     - except as provided in any applicable annual budget, any expenditures, commitments, obligations or agreements by Packaging Dynamics or any subsidiary in excess of $5 million;

     - any material transaction or series of related transactions between Packaging Dynamics or any subsidiary, on the one hand, and any party to the stockholders agreement or any affiliate of such party, on the other hand; and

     - the adoption of any annual budget of Packaging Dynamics prepared for Packaging Dynamics and its subsidiaries for a succeeding fiscal year which is materially inconsistent with the annual budget then in effect, or any material amendment to an annual budget in any fiscal year.

     The stockholders agreement also provides for transfer restrictions on the Company's common stock held by Packaging Investors, including the following:

     - Notice and Compliance with Securities Laws. Prior to making any voluntary disposition of any of its shares of the Company's common stock (other than a disposition to any party to the stockholders agreement or under an effective registration statement under the Securities Act), Packaging Investors will notify the Company and refrain from the proposed disposition until notified by the Company that either (1) registration under federal and state securities laws is not required or (2) registration under or compliance with the applicable federal or state securities laws has been effected.

OTHER

     During 2004, the Company purchased paper from Valentine Paper, Inc. ("Valentine") in the normal course if its business. These purchases totaled approximately $3 million, or approximately 9% of Valentine's 2004 gross revenue. Certain of the Company's directors (Messrs. Bayly, Scotto and Tannura) and executive officers (Messrs. Gentili, Lawrence and Wartner) own in the aggregate approximately 20% of Valentine's outstanding ownership interests. Mr. Scotto and Mr. Tannura serve as Valentine's board of directors and Mr. Tannura serves as an officer of Valentine.

     Pursuant to a consulting agreement, the Company paid Ivex an annual consulting fee for management and administrative services rendered to the Company by Ivex including financial, tax, accounting and legal services. During 2002 the Company recorded consulting fee expense of $250 related to this agreement. On July 1, 2002, the consulting agreement was canceled.

     See "Executive Compensation and Other Information -- Compensation Committee Interlocks and Insider Participation" for information about other related party transactions.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the Nasdaq National Market initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with in all respects.

                         ANNUAL REPORT TO STOCKHOLDERS

     The annual report of the Company for the year ended December 31, 2004, including audited financial statements, accompanies this Proxy Statement.

                           ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge, at the written request of any beneficial stockholder of record on March 16, 2005, a copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC, except exhibits thereto. The Company will provide copies of the exhibits, should they be requested by eligible stockholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of the Company's Annual Report on Form 10-K should be mailed to:

                         Packaging Dynamics Corporation
                             3900 West 43rd Street
                               Chicago, IL 60632
                         Attention: Investor Relations

         REQUIREMENTS AND PROCEDURES FOR SUBMISSION OF PROXY PROPOSALS
                  AND NOMINATIONS OF DIRECTORS BY STOCKHOLDERS

     Stockholders who intend to have a proposal considered for inclusion in the proxy materials for the 2006 Annual Meeting of Stockholders must submit their proposal in writing to the Company no later than November, 23, 2005 if the proposal is submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act. In order for stockholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company no later than February 10, 2006. The Company's Bylaws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act and nominations for election to the Company's Board of Directors must be submitted in proper written form no later than February 10, 2006 and not earlier than January 11, 2006. If, however, the annual meeting is called for a date not within 30 days before or after the anniversary date of the 2005 Annual Meeting of Stockholders, such nominations or proposals must be received by the Company not later than the close of business on the 10th day following the date notice of the annual meeting was mailed or a public announcement of the annual meeting was made, whichever first occurs. To be in proper written form, a stockholder nomination or proposal must set forth the information prescribed by the Company's Bylaws.

     The Chairman of the Annual Meeting may decline to allow the transaction of any business or the consideration of any nomination which was not properly presented in accordance with these requirements.

                                 OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          PATRICK T. CHAMBLISS

                                          Patrick T. Chambliss
                                          Secretary

                                                                       EXHIBIT A

                         PACKAGING DYNAMICS CORPORATION

                      2005 LONG TERM INCENTIVE STOCK PLAN

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SECTION 1.  Purpose.........................................   A-1
SECTION 2.  Definitions.....................................   A-1
SECTION 3.  Administration..................................   A-2
SECTION 4.  Shares Available for Awards.....................   A-3
SECTION 5.  Eligibility.....................................   A-3
SECTION 6.  Options.........................................   A-3
SECTION 7.  Stock Appreciation Rights.......................   A-4
SECTION 8.  Restricted Stock and Restricted Stock Units.....   A-5
SECTION 9.  Performance Awards..............................   A-5
SECTION 10. Other Stock-Based Awards........................   A-6
SECTION 11. Amendment and Termination.......................   A-6
SECTION 12. General Provisions..............................   A-6
SECTION 13. Term of The Plan................................   A-8

                         PACKAGING DYNAMICS CORPORATION

                      2005 LONG TERM INCENTIVE STOCK PLAN

1. Purpose. The purposes of this Packaging Dynamics Corporation 2005 Long Term Incentive Stock plan are to promote the interests of Packaging Dynamics Corporation and its stockholders by (i) attracting and retaining exceptional employees, officers, directors and consultants of the Company and its Affiliates, as defined below; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and
(iii) enabling, such individuals to participate in the long-term growth and financial success of the Company.

2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by or controls the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

     "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award granted under this Plan.

     "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by the Participant.

     "Board" shall mean the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time-to-time.

     "Committee" shall mean (i) a committee of the Board designated by the Board to administer the plan and composed of not fewer than two directors, each of whom is intended to be a "non-employee director" (within the meaning of Rule 16b-3) and an "outside director" (within the meaning of Code section 162(m)), respectively, or (ii) if at any time such a committee has not been so designated by the Board, the Board.

     "Company" shall mean Packaging Dynamics Corporation together with any successor thereto.

     "Fair Market Value" shall mean, as of any given date: (i) if the Shares are publicly traded, the closing sale price of a Share on the date preceding such given date as reported for such Share on the exchange or system on which it trades or (ii) if the Shares are not publicly traded, the fair market value of a Share as otherwise determined by the Committee in its sole discretion.

     "Incentive Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     "Non-Qualified Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

     "Option" shall mean an Incentive Stock Option of a Non-Qualified Stock Option.

     "Other Stock-Based Award" shall mean any right granted under Section 10 of the Plan.

     "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

     "Participant" shall mean any employee, officer, director or consultant of the Company or its Affiliates eligible for an Award under Section 5 and selected by the Committee to receive an Award under the Plan.

     "Performance Award" shall mean any right granted under Section 9 of the Plan.

     "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     "Plan" shall mean this Packaging Dynamics Corporation 2005 Long Term Incentive Stock Plan.

     "Restricted Stock" shall mean any Share granted under Section 8 of the Plan.

     "Restricted Stock Unit" shall mean any unit granted under Section 8 of the Plan.

     "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time-to-time.

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.

     "Shares" shall mean the common shares of the Company, $.01 par value, or such other securities of the Company (i) into which such common shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction, or (ii) as may be determined by the Committee pursuant to Section 4(b).

     "Stock Appreciation Right" shall mean any right granted under Section 7 of the Plan.

     "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.  Administration.

     (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee's powers shall include, without limitation, the authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares, to be covered by or, with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine, whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Administrator in its sole discretion determines; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the plan and any instrument or agreement relating to, or Award made under, the plan; (ix) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.

     (c) The mere fact that a Committee member shall fail to qualify as a "non-employee" or "outside director" within the meaning of Rule 16b-3 and Code section 162(m), respectively, shall not invalidate any Award made by the Committee, which Award is otherwise validly made under the Plan.

     (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

4.  Shares Available for Awards

     (a) Shares Available. Subject to adjustment as provided in Section 4(b), the aggregate number of Shares shall be 900,000. In no event will more than 900,000 shares of Common Stock be available for issuance pursuant to the exercise of Incentive Stock Options. The maximum number of Shares with respect to which Awards may be granted to any Participant in any calendar year shall not exceed 200,000. With respect to Performance Awards made in cash, the maximum dollar amount which may be awarded in the aggregate to any individual in any calendar year is $1,000,000. If, after the effective date of the plan, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting) and in either such case a Participant has received no benefits of ownership with respect to the forfeited Shares or the Shares to which such expired, terminated or canceled Award relates (other than voting rights and dividends that were forfeited in connection with such forfeiture, expiration, termination or cancellation), then the Shares covered by such Award shall again be, or shall become, Shares with respect to which Awards may be granted hereunder.

     (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted,
(ii) the maximum number of Shares with respect to which Awards may be granted to any Participant in any calendar year, (iii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iv) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for the early cancellation, expiration or termination of such Award with or without consideration or consent; provided, however, that in the case of cancellation without consideration or consent, the Participant is given an appropriate period of time to exercise such Award prior to such cancellation (to the extent such Award was otherwise exercisable); and provided further, that in each case, with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the plan to violate
Section 422(b)(1) of the Code, as from time-to-time amended.

     (c) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

5.  Eligibility

     Any employee, officer, director or consultant to the Company or any of its Affiliates shall be eligible to be designated a Participant.

6.  Options.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as amended from time-to-time, and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall be regarded as a Non-Qualified Stock Option, then, to the extent of such non-qualification, such Option

(or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan); provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to Non-Qualified Stock Options.

     (b) Exercise Price. The Committee, in its sole discretion, shall establish the exercise price per Share at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement; provided that the exercise price of any Option shall not be less than 100% of the Fair Market Value of the Share on such date. If a Participant owns is deemed to own (by reason of the attribution tales applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such Participant, the exercise price of such Incentive Stock Option shall be no less than 110% of the Fair Market Value of the Share on the date such Incentive Stock Option is granted.

     (c) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

     (d) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

     (e) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefore is received by the Company. Such payment may be made in cash, or its equivalent, if and to the extent permitted by the Committee or by applicable law, by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least six months), by means of a cashless exercise procedure approved by the Committee, by means of any other form of consideration approved by the Administrator and permitted by applicable law, or by a combination of any of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price.

     (f) Annual Limit on Incentive Stock Options. The aggregate Fair Market Value (determined at the time the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all stock option plans of the Company) shall not exceed $100,000 or such other limit as is prescribed by the Code. Any Options granted as Incentive Stock Options pursuant to the Plan in excess of such limitation shall be treated as Non-Qualified Stock Options.

     (g) Termination of Employment or Service. If a Participant's employment with or service as a director, consultant or advisor to the Company or to any Affiliate terminates by reason of his or her death, disability or for any other reason, the Option may thereafter be exercised to the extent provided in the Award Agreement evidencing such Option, or as otherwise determined by the Committee. The portion of any Option which (a) does not become vested following the Participant's termination or (b) is not exercised within the time specified by the Administrator following the Participant's termination, shall terminate, and the Shares covered by such Option shall revert to the Plan.

7.  Stock Appreciation Rights.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after the date of grant.

     (b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

     (c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time-to-time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate including but not limited to any such conditions or restrictions as may be necessary or appropriate to comply with Section 409A of the Code.

8.  Restricted Stock and Restricted Stock Units.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

     (b) Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

     (c) Payment, Dividends and Voting Rights. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Dividends paid on any shares of Restricted Stock may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion. Unless otherwise determined by the Committee, Participants who have been granted shares of Restricted Stock may exercise full voting rights with respect to those Shares.

9.  Performance Awards.

     (a) Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a "Performance Award," which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

     (b) Terms and Conditions. Subject to the terms of the plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

     (c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

10.  Other Stock-used Awards.

     (a) General. The Committee shall have authority to grant to Participants an "Other Stock-Based Award," which shall consist of any right which is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan.

     (b) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this
Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

11.  Amendment and Termination.

     (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax, securities or regulatory law or requirement with which the Board intends the Plan to comply; provided however, that any such amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; provided, further, the Committee may not reduce the exercise price of an outstanding Option by amending the terms of such Option without first obtaining approval from the Company's stockholders. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

     (b) Certain Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In recognition of (i) unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company or any Affiliate, (ii) changes in applicable laws, regulations, or accounting principles, or (iii) any other unusual or nonrecurring event as determined by the Committee, the Committee is hereby authorized to make certain adjustments to the exercisability and vesting of Awards, including the acceleration of vesting or exercisability or lapse of restrictions otherwise applicable to such Awards.

12.  General Provisions.

     (a) Non-Transferability. Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order ("QDRO"), as determined by the Committee. No Award that constitutes a "derivative security" for purposes of Section 16 of the Exchange Act, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. With respect to Non-Qualified Stock Options, upon the approval of the Committee and subject to the policies and procedures set forth by the Committee, the Participant shall be permitted to transfer one or more Non-Qualified Stock Options to a trust controlled by the Participant during the Participant's lifetime for estate planning purposes.

     (b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

     (c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliates delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (d) Delegation. Subject to the terms of the Plan, the provisions of this Agreement and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Participants who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

     (e) Withholding. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award (as described below), from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award.

     (f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited, to the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

     (g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

     (h) No Right To Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (i) No Rights as Stockholder. Subject to the provisions of the Plan and the Applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any

Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

     (j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

     (k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (l) Other Laws. The Committee may refuse to issue or transfer any Shares or alter consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made would be in compliance with all applicable requirements of the U.S. federal securities laws.

     (m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (o) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

13.  Term of The Plan.

     (a) Effective Date. The Plan was adopted by the Board on March 21, 2005 and remains subject to, and is contingent upon (a) approval of the Company's stockholders. The Plan shall become effective on the date of the approval of the Plan by Company's stockholders (the "Effective Date"). The Plan shall terminate at such time as the Board, in its discretion, shall determine. No Incentive Award may be granted under the Plan after the date of such termination, but such termination shall not affect any Award theretofore granted; provided, however, that in no event may any Incentive Stock Option be granted under the Plan after December 31, 2014.

     (b) Expiration Date. No Award shall be granted under the Plan after ten years from the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after ten years following the Effective Date.

                                   DETACH HERE



PROXY                                                                      PROXY
                         PACKAGING DYNAMICS CORPORATION
                                CHICAGO, ILLINOIS

                  PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 11, 2005

    The undersigned hereby appoints Frank V. Tannura or Phillip D. Harris, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Stockholders of Packaging Dynamics Corporation, to be held at the Company's offices, 2700 Apple Valley Road, Atlanta, GA 30319 on Wednesday, May 11, 2005, at 8:00 a.m., Eastern time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting.


THE PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

-------------------------------------   --------------------------------------

-------------------------------------   --------------------------------------

-------------------------------------   --------------------------------------

PACKAGING DYNAMICS CORPORATION
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694






            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL



[X]   Please mark
      your vote as in
      this example.

This proxy when executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the nominees in proposal 1 and FOR Proposal 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS:



1.   Election of Directors
     NOMINEES: (01) George V. Bayly, (02) Phillip D. Harris
               (03) Anthony P. Scotto, (04) Frank V. Tannura                                           FOR     AGAINST    ABSTAIN
               and (05) William J. White                         2.   Approval of the Packaging        [ ]       [ ]        [ ]
                                                                      Dynamics Corporation 2005
                                                                      Long-Term Incentive Stock Plan
                 FOR                    WITHHELD
                 ALL       [ ]      [ ] FROM ALL
               NOMINEES                 NOMINEES

     [ ]
        -------------------------------------------
        For all nominees except as written above





                                                                      Check here if you plan to attend the Meeting. [ ]

                                                                      Change of Address on Reverse Side [ ]

                                                                      Please date and sign exactly as name appears
                                                                      herein. Joint owners should each sign. When
                                                                      signing as attorney, executor,
                                                                      administrator, trustee or guardian, please
                                                                      give full title as such.


Signature:                                Date:             Signature:                              Date:
          ------------------------------       -----------            -----------------------------      -----------